Exhibit 99.1

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT II, Inc. (the “Company”), made the following acquisitions since January 1, 2016:

Property Name	Date of Acquisition	Net Purchase Price
Domain Apartments	January 29, 2016	$58.1 million
Cottonwood Corporate Center	July 5, 2016	$139.2 million
Goodyear Crossing II	August 18, 2016	$56.2 million
Rookwood	January 6, 2017	$193.7 million
Montrose Student Residences	March 24, 2017	$40.6 million

The unaudited pro forma consolidated balance sheet assumes that the 2017 acquisition of Rookwood, two contiguous shopping centers consisting of Rookwood Commons and Rookwood Pavilion, occurred on December 31, 2016 and the unaudited pro forma consolidated statements of operations that follow assume that all 2016 acquisitions and the Rookwood acquisition described above occurred on January 1, 2016. However, there are no pro forma adjustments for the acquisition of the Montrose Student Residences included in the unaudited pro forma consolidated financial statements since the financial statements relating to this recent acquisition are not currently required to be filed with the Securities and Exchange Commission (the “SEC”).

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods. The pro forma information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2016

	December 31, 2016	Adjustments for the Rookwood acquisition		Pro Forma
	(in thousands, except per share amounts)
ASSETS
Investment property, net	$283,875	$182,481	(a)	$466,356
Cash and cash equivalents	98,137	(81,081)	(b)	17,056
Restricted cash	1,576	—		1,576
Tenant and other receivables	4,803	—		4,803
Intangible lease assets, net	76,070	29,830	(a)	105,900
Deferred leasing costs, net	314	—		314
Deferred financing costs, net	—	—		—
Other assets	5,570	(5,000)	(b)	570
Total assets	$470,345	$126,230		$596,575
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$7,549	$926	(c)	$8,475
Due to affiliates	12,141	4,474	(d)	16,615
Intangible lease liabilities, net	2,421	14,224	(a)	16,645
Other liabilities	3,041	—		3,041
Distributions payable	1,195	—		1,195
Notes payable to affiliate	56,000	—	(b)	56,000
Notes payable, net	197,815	96,787	(b)	294,602
Total liabilities	$280,162	$116,411		$396,573

Commitments and Contingencies	—	—		—

Equity:
Stockholders’ equity:
Preferred shares, $0.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2016	—	—		—
Class A common stock, $0.001 par value; 600,000 authorized; 16,469 issued and outstanding as of December 31, 2016	16	1	(b)	17
Class T common stock, $0.001 par value; 900,000 authorized; 10,074 issued and outstanding as of December 31, 2016	10	3	(b)	13
Additional paid-in capital	224,134	9,815	(b)	233,949
Accumulated distributions in excess of earnings	(31,222)	—		(31,222)
Accumulated other comprehensive income (loss)	(2,755)	—		(2,755)
Total stockholders’ equity	190,183	9,819		200,002
Noncontrolling interests	—	—		—
Total equity	190,183	9,819		200,002
Total liabilities and equity	$470,345	$126,230		$596,575

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2016

Adjustments

(a)
To record the pro forma effect of the Company’s acquisition of Rookwood, assuming it had occurred on December 31, 2016. Investment property and intangible lease assets and liabilities were recorded at relative fair value. See Note 2 — Significant Accounting Policies in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 regarding how the fair values of the Company’s investment property and intangible lease assets and liabilities were determined. Pro forma adjustments related to these amounts are preliminary and subject to change.

See Note 1 to the Notes to Unaudited Pro Forma Consolidated Financial Statements for additional information on the adoption of Accounting Standards Update 2017-01.

(b)
The acquisition of Rookwood was funded using proceeds from the Company’s current public offering (of which a $5.0 million deposit was funded prior to December 31, 2016 and recorded in other assets on the consolidated balance sheet), a $56.0 million advance under the Company’s credit facility with Hines Interests Limited Partnership (“Hines”) (which was funded prior to December 31, 2016 and recorded in notes payable to affiliate on the consolidated balance sheet) and the assumption of two existing secured mortgage facilities from a third party totaling $96.0 million, which the Company entered into simultaneously with the acquisition of Rookwood. At the time of acquisition, the fair values of these loans was estimated to be $95.3 million which resulted in a premium of $0.7 million. The premium is being amortized over the remaining life of the loans, which have a weighted average year to maturity of 3.5 years.

(c)	To record the pro forma effect of the Company’s acquisition expenses related to the acquisition of Rookwood.

(d)	To record the pro forma effect of the $4.4 million acquisition fee paid to an affiliate of Hines in relation to the acquisition of Rookwood.

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2016

	Year Ended December 31, 2016	Adjustments for Rookwood Acquisition		Adjustments		Pro Forma
	(in thousands, except per share amounts)
Revenues:
Rental revenue	$23,667	$20,232	(a)	$11,055	(d)	$54,954
Other revenue	682	210	(a)	212	(d)	1,104
Total revenue	24,349	20,442		11,267		56,058
Expenses:
Property operating expenses	4,593	1,340	(a)	1,994	(d)	7,927
Real property taxes	1,648	3,844	(a)	1,313	(d)	6,805
Property management fees	438	613	(b)	262	(e)	1,313
Depreciation and amortization	15,372	10,331	(a)	8,506	(d)	34,209
Acquisition related expenses	1,855	—		(1,748)	(f)	107
Asset management and acquisition fees	6,645	—		(3,935)	(g)	2,710
General and administrative expenses	2,044	—		—		2,044
Total expenses	32,595	16,128		6,392		55,115
Income (loss) before other income (expenses)	(8,246)	4,314		4,875		943
Other income (expenses):
Gain (loss) on derivative instruments	(6)	—		—		(6)
Foreign currency gains (losses)	(4)	—		—		(4)
Interest expense	(3,154)	(4,552)	(c)	(2,059)	(h)	(9,765)
Interest income	69	—		1		70
Net income (loss)	(11,341)	(238)		2,817		(8,762)
Net (income) loss attributable to noncontrolling interests	(12)	—		—		(12)
Net income (loss) attributable to common stockholders	$(11,353)	$(238)		$2,817		$(8,774)
Basic and diluted income (loss) per common share	$(0.62)	$—		$—		$(0.48)
Weighted average number of common shares outstanding	18,191					18,191

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2016

(a)
To record the pro forma effect of the Company’s acquisition of Rookwood based on its historical results of operations assuming that the acquisition had occurred on January 1, 2016. Depreciation and amortization were calculated based on the fair values of the investment property using a useful life of 40 years and in place lease assets and out of market lease assets and liabilities using a useful life of the remaining lease terms, which are preliminary and subject to change.

(b)	To record the pro forma effect of the property management fee owed to an affiliate of Hines based on 3.0% of gross revenues, assuming that the acquisition of Rookwood had occurred on January 1, 2016.

(c)
To record the pro forma effect of interest expense assuming that the Company had borrowings of $56.0 million under the credit facility with Hines and the assumption of two existing secured mortgage facilities from a third party totaling $96.0 million related to the acquisition of Rookwood had been outstanding on January 1, 2016. The adjustment also includes the amortization of the fair value adjustment related to the assumed mortgages for Rookwood. The weighted average interest rate for all of the borrowings used to acquire Rookwood was 2.86% at the date of acquisition.

(d)
To record the pro forma effect of the Company’s acquisition of the Domain Apartments based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2016. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms. To record the pro forma effect of the Company’s acquisitions of Cottonwood Corporate Center and Goodyear Crossing II based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2016. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms, which are preliminary and subject to change.

(e)
To record the pro forma effect of the property management fee owed to an affiliate of Hines with respect to the Domain Apartments (2.5% of gross revenue), Cottonwood Corporate Center (3.0% of gross revenue) and Goodyear Crossing II (2.0% of gross revenue), assuming that the acquisitions had occurred on January 1, 2016.

(f)
To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions prior to January 1, 2017 which included $266,000 in acquisition expenses related to Rookwood which were not capitalized pursuant to ASU 2017-01 since they were incurred prior to the date of adoption of ASU 2017-01. See Note 1 to the Notes to Unaudited Pro Forma Consolidated Financial Statements for additional information regarding the adoption and effect of ASU 2017-01.

(g)
To eliminate the effect of the non-recurring acquisition fees (2.25% of the net purchase price of each acquisition) recorded in relation to the Company’s acquisitions acquired prior to January 1, 2017. In addition, these adjustments reflect the pro forma effect of the asset management fee (0.75% annually based on the purchase price or most recent appraised value) owed to an affiliate of Hines (net of waivers), assuming the Company’s 2016 acquisitions and the acquisition of Rookwood had occurred on January 1, 2016.

(h)
To record the pro forma effect of interest expense assuming that the Company had approximately $34.3 million in permanent financing in place as of January 1, 2016 related to the acquisition of the Domain Apartments, to record the pro forma effect of interest expense assuming that the Company had approximately $78.0 million in permanent financing in place as of January 1, 2016 and borrowings of $8.0 million under the credit facility with Hines related to the acquisition of Cottonwood Corporate Center and to record the pro forma effect of interest expense assuming that the Company had approximately $29.0 million in permanent financing in place as of January 1, 2016 and borrowings of $14.5 million under the credit facility with Hines related to the acquisition of Goodyear Crossing II. The weighted average interest rate for all of the borrowings used to acquire the Domain Apartments, Cottonwood Corporate Center and Goodyear Crossing II were 2.03%, 2.91% and 2.73%, respectively, as of the dates of acquisition of each property. If interest rates were to increase by 1/8th of a percent, interest expense would increase by approximately $205,000.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(1) Adoption of Accounting Standards Update 2017-01 (“ASU 2017-01”)

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-01 to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The Company adopted ASU 2017-01 beginning with real estate transactions acquired on or after January 1, 2017. With the adoption of this guidance, acquisition fees and expenses related to those acquisitions will be capitalized. As a result, the Company capitalized $5.1 million in acquisition fees and expenses related to Rookwood on the consolidated balance sheet. Approximately $266,000 in acquisition expenses that were incurred prior to January 1, 2017 were not capitalized because ASU 2017-01 does not allow retrospective application to costs previously incurred prior to the date of adoption of ASU 2017-01.

(2)  Investment Properties Acquired After January 1, 2016

Domain Apartments

On January 29, 2016, the Company, through a wholly-owned subsidiary of its operating partnership, acquired the Domain Apartments, a multi-family community located in Henderson, Nevada near Las Vegas. The Domain Apartments consist of 308 units with an average unit size of 1,075 square feet located on a 15.5 acre site and is 95% leased. The net purchase price for the Domain Apartments was $58.1 million, exclusive of transaction costs and working capital reserves.

Cottonwood Corporate Center

On July 5, 2016, the Company, through a wholly-owned subsidiary of its operating partnership, acquired Cottonwood Corporate Center, a four-building, Class-A office project located in Cottonwood Heights, Utah, a submarket of Salt Lake City, Utah. Cottonwood Corporate Center consists of 490,030 square feet of net rentable area that is 93% leased. The net purchase price for Cottonwood Corporate Center was $139.2 million, exclusive of transaction costs and working capital reserves.

Goodyear Crossing II

On August 18, 2016, the Company, through a wholly-owned subsidiary of its operating partnership, acquired Goodyear Crossing II, a Class-A industrial warehouse located in Goodyear, Arizona, a submarket of Phoenix, Arizona. Goodyear Crossing II consists of 820,384 square feet of net rentable area that is 100% leased to Amazon.com. The net purchase price for Goodyear Crossing II was $56.2 million, exclusive of transaction costs and working capital reserves.

Rookwood

On January 6, 2017, the Company, through two wholly-owned subsidiaries of its operating partnership, acquired Rookwood Commons and Rookwood Pavilion, two contiguous shopping centers located in Cincinnati, Ohio (collectively referred to as “Rookwood”). Rookwood consists of 600,071 square feet that is, in the aggregate, 97% leased. The net purchase price for Rookwood was $193.7 million exclusive of transaction costs and working capital reserves.

Montrose Student Residences

On March 24, 2017, the Company, through a wholly-owned subsidiary of its operating partnership, acquired the Montrose Student Residences, a Class-A student housing asset located in Dublin, Ireland. The Montrose Student Residences, originally developed as a hotel in 1964, was completely renovated between 2013 and 2015 and converted into student housing. The Montrose Student Residences consist of 205 beds and is 100% leased. The net purchase price for the Montrose Student Residences was $40.6 million exclusive of transaction costs and working capital reserves.

The unaudited pro forma consolidated balance sheet assumes that the 2017 acquisition of Rookwood occurred on December 31, 2016 and the unaudited pro forma consolidated statements of operations assume that all 2016 acquisitions and the Rookwood acquisition described above occurred on January 1, 2016. However, as described previously, there are no pro forma adjustments for the acquisition of the Montrose Student Residences included in the unaudited pro forma consolidated financial statements since the financial statements relating to this recent acquisition are not currently required to be filed with the SEC.